Exhibit 99.1

Mister Car Wash Announces Second Quarter Fiscal 2022 Financial Results

Net revenues increased 14.2%

Comparable stores sales increased 2.4%

Unlimited Wash Club memberships increased 20.0%

Opened four new greenfield locations and opened six acquired locations

Tucson, Ariz., August 11, 2022 – Mister Car Wash, Inc. (the “Company”) (NYSE: MCW), the nation’s largest car wash brand, today announced its financial results for the quarter ended June 30, 2022.

“We think our second quarter results demonstrate the resilience of our business. Demand throughout the quarter remained relatively consistent and we did not see a meaningful change in cancellation rates or the make-up of our Unlimited Wash Club subscription business,” commented John Lai, Chairperson and CEO of Mister Car Wash. “While inflationary pressures, rising interest rates, public company costs, and investments to continue growing and scaling the business have created some near-term pressure on our margins, we are focused on the long-term growth and health of the business.”

Highlights for the Second Quarter 2022

•
Net revenues increased 14.2% to $225.2 million for the second quarter of 2022 from $197.1 million in the second quarter of 2021.
•
Comparable stores sales increased 2.4% for the second quarter of 2022, compared to a 93.0% increase in the second quarter of 2021.
•
The Company added more than 59 thousand Unlimited Wash Club (“UWC”) Members in the second quarter. As of June 30, 2022, the Company had approximately 1.841 million UWC Members, which represented a 20.0% increase over the same time last year. UWC sales represented approximately 66.2% of total wash sales in the second quarter of 2022 compared to approximately 62.3% in the second quarter of 2021.
•
The Company opened four new greenfield locations and opened six acquired locations in the second quarter of 2022, bringing the total number of car wash locations operated to 409 on June 30, 2022, compared to 351 on June 30, 2021, an increase of 16.5%.
•
Net income and net income per diluted share were $35.7 million and $0.11, respectively, for the second quarter of 2022 compared to net loss and net loss per diluted share of $110.3 million and ($0.42), respectively, for the second quarter of 2021.
•
Adjusted net income(1) decreased 9.5% to $37.2 million in the second quarter of 2022 from $41.4 million in the second quarter of 2021. Adjusted net income per share(1) decreased to $0.11 from $0.14 for the same respective periods.
•
Adjusted EBITDA(1)increased 1.9% to $74.5 million for the second quarter of 2022 from $73.1 million in the second quarter of 2021.

Highlights for the Six-Months Ended June 30, 2022

•
Net revenues increased 19.3% to $444.6 million for the six months ended June 30, 2022 from $372.6 million during the same period of fiscal 2021.
•
Comparable stores sales increased 6.5% for the six months ended June 30, 2022 compared to the prior year period.
•
The Company added nearly 185 thousand UWC Members in the six months ended June 30, 2022.
•
Net income and net income per diluted share were $71.1 million and $0.22, respectively, for the six months ended June 30, 2022 compared to net loss and net loss per diluted share of $85.7 million and ($0.33), respectively, for the six months ended June 30, 2021.
•
Adjusted net income(1) increased 26.4% to $74.9 million for the six months ended June 30, 2022 compared to $59.3 million during the prior year period. Adjusted net income per share(1)increased 9.7% to $0.23 from $0.21 for the same respective periods.
•
Adjusted EBITDA(1)increased 10.9% to $149.3 million for the six months ended June 30, 2022 compared to $134.6 million during the prior year period.

(1) See Use of Non-GAAP Financial Measures and Reconciliation of GAAP to Non-GAAP Financial Measures disclosures included below in this press release.

Store Count

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022
Beginning location count	399	344	396
Locations acquired	6	5	6
Greenfield locations opened	4	2	7
Closures	-	-	-
Ending location count	409	351	409

Balance Sheet and Cash Flow Highlights

•
As of June 30, 2022, cash and cash equivalents totaled $37.8 million, and there were no borrowings under the Company’s Revolving Commitment, compared to cash and cash equivalents of $19.9 million and no borrowings under the Revolving Commitment as of June 30, 2021.
•
Net cash provided by operating activities totaled $134.6 million during the first six months of 2022, compared to $119.7 million for the same period of fiscal 2021.

Subsequent Event

•
On July 15, 2022, the Company completed one sale-leaseback transaction related to its car wash locations with aggregate consideration of $55.2 million.

Fiscal 2022 Outlook

The Company is adjusting its outlook for the fiscal year ending December 31, 2022, as follows:

2022 Outlook	Current	Previous
Net revenues	$860 to $880 million	$875 to $895 million
Comparable stores sales growth %	3.0% to 5.0%	5.0% to 7.0%
Adjusted net income	$118 to $128 million	$144 to $153 million
Adjusted EBITDA	$268 to $278 million	$284 to $297 million
Adjusted net income per share, diluted	$0.36 to $0.39	$0.44 to $0.47
Interest Expense	$42 million	No previous outlook
Weighted average common shares outstanding, diluted, full year	329 million	329 million
New greenfield locations	Approx. 30	Approx. 30
Capital expenditures(1)	$235 to $285 million	$285 to $315 million
Sale leasebacks	$140 to $150 million	$140 to $150 million

(1) Total capital expenditures for the fiscal year ending December 31, 2022 are expected to consist of approximately $190 to $220 million of growth capital expenditures related to the opening of new stores and $45 million to $65 million of other capital expenditures related to store maintenance, growth and the expenditures to integrate acquired locations.

Conference Call Details

A conference call to discuss the Company’s financial results for the second quarter of fiscal 2022 and to provide a business update is scheduled for today, August 11, 2022 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 855-209-8213 (international callers please dial 1-412-542-4146) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://ir.mistercarwash.com/.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed online at https://ir.mistercarwash.com/ for 90 days.

About Mister Car Wash® | Inspiring People to Shine®

Headquartered in Tucson, AZ, Mister Car Wash, Inc. (NYSE: MCW) operates more than 400 car washes nationwide and has the largest car wash subscription program in North America. With over 25 years of car wash experience, the Mister team is focused on operational excellence and delivering a memorable customer experience through elevated hospitality. The Mister brand is anchored in quality, friendliness and a commitment to the communities we serve as good stewards of the environment and the resources we use. We believe that when you take care of your people, they will take care of your customers. To learn more visit: www.mistercarwash.com.

Use of Non-GAAP Financial Measures

This press release includes references to non-GAAP financial measures, including Adjusted EBITDA, Adjusted net income (loss), Adjusted net income (loss) per share and Adjusted net income (loss) per share, on a diluted basis (the “Company’s Non-GAAP Financial Measures”). These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. The reconciliations of the Company’s non-GAAP financial measures to the corresponding GAAP measures should be carefully evaluated.

The Company’s Non-GAAP Financial Measures are non-GAAP measures of the Company’s financial performance and should not be considered as an alternative to net income as a measure of financial performance or any other performance measure derived in accordance with U.S. GAAP, and should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items. Adjusted EBITDA is defined as net (loss) income before interest expense, net, income tax (benefit) expense, depreciation and amortization expense, (gain) loss on sale of assets, gain on sale of quick lube facilities, dividend recapitalization fees and payments, loss on early debt extinguishment, stock-based compensation expense, acquisition expenses, management fees, non-cash rent expense, expenses associated with the IPO, expenses associated with the secondary public offering, and other nonrecurring charges. Adjusted net income (loss) is defined as net income (loss) before interest expense, (gain) loss on sale of assets, dividend recapitalization fees and payments, loss on debt extinguishment, stock-based compensation expense, acquisition expenses, management fees, non-cash rent expense, expenses associated with the IPO, expenses associated with the secondary public offering, other nonrecurring charges and the tax impact of adjustments to net (loss) income. Adjusted net (loss) income per share is defined as basic net (loss) income per share before (gain) loss on sale of assets, gain on sale of quick lube facilities, dividend recapitalization fees and payments, loss on debt extinguishment, stock-based compensation expense, acquisition expenses, management fees, non-cash rent expense, expenses associated with the IPO, expenses associated with the secondary public offering, other nonrecurring charges and the tax impact of adjustments to basic net (loss) income per share. Diluted adjusted net income per share is defined as diluted net (loss) income per share before (gain) loss on sale of assets, gain on sale of quick lube facilities, dividend recapitalization fees and payments, loss on debt extinguishment, stock-based compensation expense, acquisition expenses, management fees, non-cash rent expense, expenses associated with the IPO, expenses associated with the secondary public offering, other nonrecurring charges and the tax impact of adjustments to basic net (loss) income per share.

The Company presents the Company’s Non-GAAP Financial Measures because management believes that these measures assist investors and analysts in comparing the Company’s operating performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of the Company’s ongoing operating performance. Investors are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating Company’s Non-GAAP Financial Measures, investors should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in the Company’s presentation of Company’s Non-GAAP Financial Measures. The Company’s presentation of Company’s Non-GAAP Financial Measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items. There can be no assurance that the Company will not modify the presentation of the Company’s Non-GAAP Financial Measures in future periods, and any such modification may be material. In addition, the Company’s Non-GAAP Financial Measures may not be comparable to similarly titled measures used by other companies in the Company’s industry or across different industries.

Management believes that the Company’s Non-GAAP Financial Measures are helpful in highlighting trends in the Company’s core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management also uses Adjusted EBITDA in connection with establishing discretionary annual incentive compensation; to supplement U.S. GAAP measures of performance in the evaluation of the effectiveness of the Company’s business strategies; to make budgeting decisions; and because the Company’s credit facilities use measures similar to Adjusted EBITDA to measure the Company’s compliance with certain covenants.

The Company’s Non-GAAP Financial Measures have limitations as analytical tools, and investors should not consider these measures in isolation or as substitutes for analysis of the Company’s results as reported under U.S. GAAP. Some of these limitations include, for example, Adjusted EBITDA does not reflect: the Company’s cash expenditure or future requirements for capital expenditures or contractual commitments; the Company’s cash requirements for the Company’s working capital needs; the interest expense and the cash requirements necessary to service interest or principal payments on the Company’s debt; cash requirements for replacement of assets that are being depreciated and amortized; and the impact of certain cash charges or cash receipts resulting from matters management does not find indicative of the Company’s ongoing operations. In addition, other companies in the Company’s industry may calculate similarly titled non-GAAP financial measures differently than the Company.

A reconciliation of the Company’s full year guidance for Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income per share, diluted, for fiscal 2022 to the most directly comparable GAAP financial measures cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including acquisition expenses, other expenses and the other adjustments reflected in our reconciliation of historical non-GAAP financial measures, the amounts of which, could be material.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include but are not limited to Mister Car Wash’s expansion efforts and expected growth and financial and operational results for fiscal 2022. Words including “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations thereon or comparable terminology are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking.

These forward-looking statements are based on management’s current expectations and beliefs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: our inability to attract new customers, retain existing customers and maintain or grow the number of Unlimited Wash Club (“UWC”) members, which could adversely affect our business, financial condition and results of operations and rate of growth; our failure to acquire, or open and operate new locations in a timely and cost-effective manner, and enter into new markets or leverage new technologies, may materially and adversely affect our competitive advantage or financial performance; our inability to successfully implement our growth strategies on a timely basis or at all; we are subject to a number of risks and regulations related to credit card and debit card payments we accept; an overall decline in the health of the economy and other factors impacting consumer spending, such as natural disasters and fluctuations in inflation, may affect consumer purchases, reduce demand for our services and materially and adversely affect our business, results of operations and financial condition; growing inflation, supply chain disruption and other increased operating costs could materially and adversely affect our results of operations; our locations may experience difficulty hiring and retaining qualified personnel, resulting in higher labor costs; we lease or sublease the land and buildings where a number of our locations are situated, which could expose us to possible liabilities and losses; our indebtedness could adversely affect our financial health and competitive position; our business is subject to various laws and regulations and changes in such laws and regulations, or failure to comply with existing or future laws and regulations, may result in litigation, investigation or claims by third parties or employees that could adversely affect our business; our locations are subject to certain environmental laws and regulations; we are subject to data security and privacy risks that could negatively impact our results of operations or reputation; we may be unable to adequately protect, and we may incur significant costs in enforcing or defending, our intellectual property and other proprietary rights; stockholders’ ability to influence corporate matters may be limited because a small number of stockholders beneficially own a substantial amount of our common stock and continue to have substantial control over us; our stock price may be volatile or may decline regardless of our operating performance, resulting in substantial losses for investors purchasing shares of our common stock; and the other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as such factors may be updated from time to time in its other filings with the SEC accessible on the SEC’s website at www.sec.gov and Investors Relations section of the Company’s website at www.mistercarwash.com.

These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any forward-looking statement that the Company makes in this press release speaks only as of the date of such statement. Except as required by law, the Company does not have any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact

Investors

John Rouleau

ICR

IR@mistercarwash.com

Media

Megan Everett

media@mistercarwash.com

Condensed Consolidated Statements of Operations and Comprehensive Income

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net revenues	$225,159	$197,080	$444,578	$372,588
Cost of labor and chemicals	69,351	87,864	134,889	139,613
Other store operating expenses	79,029	65,363	156,830	126,446
General and administrative	25,610	188,896	49,297	203,857
Gain on sale of assets	(3,146)	(7,097)	(2,687)	(6,307)
Total costs and expenses	170,844	335,026	338,329	463,609
Operating income (loss)	54,315	(137,946)	106,249	(91,021)

Other expense:
Interest expense, net	8,762	13,740	16,928	27,699
Loss on extinguishment of debt	-	3,183	-	3,183
Total other expense	8,762	16,923	16,928	30,882
Income (loss) before taxes	45,553	(154,869)	89,321	(121,903)
Income tax provision (benefit)	9,894	(44,569)	18,174	(36,187)
Net income (loss)	$35,659	$(110,300)	$71,147	$(85,716)

Other comprehensive income (loss), net of tax:
Gain on interest rate swap	301	28	2,170	347
Total comprehensive income (loss)	$35,960	$(110,272)	$73,317	$(85,369)

Net income (loss) per share:
Basic	$0.12	$(0.42)	$0.24	$(0.33)
Diluted	$0.11	$(0.42)	$0.22	$(0.33)
Weighted-average common shares outstanding:
Basic	302,666,291	264,274,968	301,803,664	263,218,870
Diluted	327,229,531	264,274,968	328,205,776	263,218,870

Condensed Consolidated Balance Sheets

(Amounts in thousands, except share and per share data)

(Unaudited)

	As of
	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$37,724	$19,738
Restricted cash	45	120
Accounts receivable, net	2,291	1,090
Other receivables	14,343	22,796
Inventory, net	7,102	6,334
Prepaid expenses and other current assets	14,312	8,766
Total current assets	75,817	58,844

Property and equipment, net	521,874	472,448
Operating lease right of use assets, net	727,107	718,533
Other intangible assets, net	127,110	129,820
Goodwill	1,100,963	1,060,221
Other assets	8,090	8,236
Total assets	$2,560,961	$2,448,102

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$25,512	$27,346
Accrued payroll and related expenses	15,000	16,963
Other accrued expenses	26,822	20,201
Current maturities of operating lease liability	38,548	37,345
Current maturities of finance lease liability	628	559
Deferred revenue	29,353	27,815
Total current liabilities	135,863	130,229

Long-term portion of debt, net	895,027	896,336
Operating lease liability	722,941	717,552
Financing lease liability	15,123	15,359
Long-term deferred tax liability	37,183	22,603
Other long-term liabilities	7,418	8,871
Total liabilities	1,813,555	1,790,950

Stockholders’ equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 303,917,168 and 300,120,451 shares outstanding as of June 30, 2022 and December 31, 2021, respectively	3,045	3,007
Additional paid-in capital	769,242	752,343
Accumulated other comprehensive income	2,395	225
Accumulated deficit	(27,276)	(98,423)
Total stockholders’ equity	747,406	657,152
Total liabilities and stockholders’ equity	$2,560,961	$2,448,102

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$71,147	$(85,716)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	30,081	23,550
Stock-based compensation expense	11,498	203,541
Gain on sale of assets	(2,687)	(6,307)
Loss on extinguishment of debt	-	3,183
Amortization of deferred debt issuance costs	842	698
Non-cash lease expense	19,433	17,182
Deferred income tax	13,983	(38,440)
Changes in assets and liabilities:
Accounts receivable, net	(1,017)	(1,783)
Other receivables	8,455	(1,998)
Inventory, net	(692)	41
Prepaid expenses and other current assets	(3,129)	(2,196)
Accounts payable	6,137	14,926
Accrued expenses	(1,119)	8,614
Deferred revenue	1,416	1,838
Operating lease liability	(18,374)	(16,446)
Other noncurrent assets and liabilities	(1,359)	(1,012)
Net cash provided by operating activities	$134,615	$119,675

Cash flows from investing activities:
Purchases of property and equipment	(76,399)	(44,194)
Acquisition of car wash operations, net of cash	(47,039)	(44,652)
Proceeds from sale of property and equipment	3,672	22,201
Net cash used in investing activities	$(119,766)	$(66,645)

Cash flows from financing activities:
Proceeds from issuance of common stock pursuant to initial public offering	-	468,750
Proceeds from issuance of common stock under employee plans	5,436	121
Payments for repurchases of common stock	-	(308)
Proceeds from secondary public offering for employee tax withholdings	-	14,874
Tax withholdings paid on behalf of employees for secondary public offering	-	(14,874)
Payments on debt borrowings	(2,100)	(454,872)
Payments of debt extinguishment costs	-	(28)
Payments of deferred debt issuance costs	-	(226)
Principal payments on finance lease obligations	(274)	(240)
Payments of issuance costs pursuant to initial public offering	-	(25,761)
Net cash provided by (used in) financing activities	$3,062	$(12,564)

Net change in cash and cash equivalents and restricted cash during period	17,911	40,466
Cash and cash equivalents and restricted cash at beginning of period	19,858	117,874
Cash and cash equivalents and restricted cash at end of period	$37,769	$158,340

Supplemental disclosure of cash flow information:
Cash paid for interest	$16,134	$27,577
Cash paid for income taxes	$1,791	$5,594

Supplemental disclosure of non-cash investing and financing activities:
Property and equipment in accounts payable	$9,182	$8,782
Property and equipment accrued in other accrued expenses	$5,687	$-
Proceeds from issuance of common stock under employee plans in other receivables	$2	$-
Deferred offering costs in accounts payable and other accrued expenses	$-	$3,433

GAAP to Non-GAAP Reconciliations

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of net income to Adjusted EBITDA:
Net income (loss)	$35,659	$(110,300)	$71,147	$(85,716)
Interest expense, net	8,762	13,740	16,928	27,699
Income tax provision (benefit)	9,894	(44,569)	18,174	(36,187)
Depreciation and amortization expense	15,136	11,900	30,081	23,550
Gain on sale of assets	(3,146)	(7,097)	(2,687)	(6,307)
Loss on extinguishment of debt	-	3,183	-	3,183
Stock-based compensation expense	5,979	203,231	11,498	203,541
Acquisition expenses	704	555	1,238	1,009
Management fees	-	250	-	500
Non-cash rent expense	555	378	1,075	756
Expenses associated with initial public offering	(14)	1,450	272	1,450
Other	947	357	1,599	1,072
Adjusted EBITDA	$74,476	$73,078	$149,325	$134,550

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of weighted-average common shares outstanding - diluted to Adjusted weighted-average common shares outstanding - diluted:
Weighted-average common shares outstanding - diluted	327,229,531	264,274,968	328,205,776	263,218,870
Adjustments for potentially dilutive securities	-	30,693,844	-	23,448,635
Adjusted weighted-average common shares outstanding - diluted	327,229,531	294,968,812	328,205,776	286,667,505

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of net income to Adjusted Net Income:
Net income (loss)	$35,659	$(110,300)	$71,147	$(85,716)
Gain on sale of assets	(3,146)	(7,097)	(2,687)	(6,307)
Loss on extinguishment of debt	-	3,183	-	3,183
Stock-based compensation expense	5,979	203,231	11,498	203,541
Acquisition expenses	704	555	1,238	1,009
Management fees	-	250	-	500
Non-cash rent expense	555	378	1,075	756
Expenses associated with initial public offering	(14)	1,450	272	1,450
Other	947	357	1,599	1,072
Income tax impact of stock award exercises	(2,254)	(360)	(5,958)	(8,911)
Tax impact of adjustments to net income (loss)	(1,256)	(50,577)	(3,249)	(51,301)
Adjusted Net Income	$37,174	$41,070	$74,935	$59,276
Diluted Adjusted Net Income per Share	$0.11	$0.14	$0.23	$0.21
Adjusted weighted-average common shares outstanding - diluted	327,229,531	294,968,812	328,205,776	286,667,505